EXHIBIT 99.2

90-92 Main Street, P.O. Box 58
Wellsboro, PA 16901
Phone: (570) 724-3411 Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC
Chartered 1864
FEDERAL DEPOSIT INSURANCE CORP

JUNE 30, 2006	QUARTERLY REPORT
Dear Shareholder:
Since the first quarter’s shareholder communication, there has been no improvement in the economic conditions that are tightening the interest rate spread for banks in general and for C&N specifically. The Federal Reserve Open Market Committee has increased the Fed Funds target rate two more times during the second quarter. That’s a total of 17 quarter percentage point increases since June of 2004 to a present target rate of 5.25%. The effect of these increases on banks has been to raise the price they must pay for deposits and borrowed funds. Rates banks receive on new loans and investments have increased, but much less. Thus even though C&N has been successful adding about $45 million (7.57%) to its loan portfolio and increasing the interest income by $2.2 million (7.59%), interest expense has increased by $2.3 million (22.6%). The result is a slight shrinking of the interest margin as compared to 2005. Other income and capital gains are up, but not enough to cover the increase in other expenses, which have increased primarily due to the new branches and staffing associated with our Lycoming County initiative and the overhead of the new administration building. These increased costs are investments we are making in your company to improve revenue and income opportunities as the new branches grow and become profitable and when the rate curve returns to a more historically positive slope.
During the past quarter, we have been shrinking our investments and borrowed funds due to the lack of interest spread opportunities. Borrowed funds are down nearly $75 million (26.4%) and available-for-sale securities have been reduced by nearly $91 million. We have sold a substantial portion of our municipal bond portfolio to allow us to use tax credits and to reduce our possible exposure to the federal alternative minimum tax.
Our Trust and Financial Management Group grew total assets under management by over $75 million (18.7%) since last year, and the revenue is increasing due both to growth and fee restructuring.
In June, the Russell 2000 index was reconstituted based on company market capitalizations. As a result C&N has been dropped from the index. We believe a great deal of our stock’s price volatility during the past year was due to being part of that index.

Craig G. Litchfield Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS
Craig G. Litchfield Chairman of the Board

Dennis F. Beardslee	Leo F. Lambert
R. Robert DeCamp	Edward L. Learn
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Karl W. Kroeck	Ann M. Tyler
CITIZENS & NORTHERN BANK
OFFICES

428 S. Main Street, ATHENS, PA 18810	570-888-2291
111 Main Street, DUSHORE, PA 18614	570-928-8124
Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
Main Street, LAPORTE, PA 18626	570-946-4011
Main Street, LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
RR 2 Box 3036, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148
TRUST & FINANCIAL MANAGEMENT GROUP

90-92 MainStreet,Wellsboro,PA16901	800-487-8784
428 Main Street, Towanda, PA 18848	888-987-8784
503 N. Elmira Street, Sayre, PA 18840	888-760-8192
3461 Rte 405 Highway, Muncy, PA 17756	570-546-6666
130 Court Street, Williamsport, PA 17701	570-601-6000

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901	800-726-2265
BANKCARD SERVICES - 10 Nichols St., Wellsboro PA 16901	800-676-6639
CASH MANAGEMENT / INTERNET BANKING — 10 Nichols St., Wellsboro, PA 16901	570-724-0266
www.cnbankpa.com
FUNDS MANAGEMENT — 10 Nichols St., Wellsboro, PA 16901	800-577-9397
www.fmt@cnbankpa.com
C&N FINANCIAL SERVICES CORPORATION - 68 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com
CANISTEO VALLEY CORPORATION

3 Main Street, Canisteo, NY 14823	607-698-4295
FIRST STATE BANK
OFFICES

3 Main Street, CANISTEO, NY 14823	607-698-4295
6250 County Route 64, HORNELL, NY 14843	607-324-4081
www.fsbcanisteo.com

CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Data) (Unaudited)

	3 MONTHS ENDED		6 MONTHS ENDED
	JUNE		JUNE
	2006	2005	2006	2005
	(Current)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$15,984	$14,908	$31,847	$29,601
Interest Expense	7,566	6,155	14,844	12,112

Interest Margin	8,418	8,753	17,003	17,489
(Credit)/Provision for Loan Losses	(300)	375	300	750

Interest Margin After Provision for Loan Losses	8,718	8,378	16,703	16,739
Other Income	1,937	1,889	3,726	3,592
Realized Gains on Securities, Net	1,333	929	2,648	1,995
Other Expenses	7,976	7,173	15,819	14,301

Income Before Income Tax Provision	4,012	4,023	7,258	8,025
Income Tax Provision	813	725	1,239	1,432

NET INCOME	$3,199	$3,298	$6,019	$6,593

PER SHARE DATA (**):
Net Income — Basic	$0.39	$0.40	$0.73	$0.80
Net Income — Diluted	$0.39	$0.39	$0.72	$0.79
Dividend Per Share	$0.24	$0.23	$0.48	$0.46
Number Shares Used in Computation — Basic	8,281,011	8,292,574	8,288,921	8,283,921
Number Shares Used in Computation — Diluted	8,303,913	8,356,885	8,319,241	8,351,384

CONSOLIDATED BALANCE SHEET
(In Thousands, Except Per Share Data) (Unaudited)
	JUNE 30,	JUNE 30,
	2006	2005

ASSETS
Cash & Due from Banks	$42,084	$16,653
Available-for-Sale Securities	362,573	453,288
Loans, Net	650,294	604,514
Intangible Assets	3,319	—
Other Assets	65,437	59,246

TOTAL ASSETS	$1,123,707	$1,133,701

LIABILITIES
Deposits	$756,474	$685,105
Repo Sweep Accounts	23,450	21,812

Total Deposits and Repo Sweeps	779,924	706,917
Borrowed Funds	208,389	283,349
Other Liabilities	6,768	10,619

TOTAL LIABILITIES	995,081	1,000,885

SHAREHOLDERS’ EQUITY
Shareholders’ Equity, Excluding Net Unrealized Gains/Losses on Available-for sale Securities	128,715	124,338
Net Unrealized Gains/Losses on Available-for-sale Securities (*)	(89)	8,478

TOTAL SHAREHOLDERS’ EQUITY	128,626	132,816

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,123,707	$1,133,701

CONSOLIDATED FINANCIAL HIGHLIGHTS
 (In Thousands, Except Per Share Data) (Unaudited)

	6 MONTHS ENDED		%
	JUNE		INCREASE
	2006	2005	(DECREASE)

EARNINGS PERFORMANCE
Net Income	$6,019	$6,593	-8.71%
Return on Average Assets	1.05%	1.17%	-10.26%
Return on Average Assets, Excluding Unrealized Gains/Losses on Available-for-Sale Securities (***)	1.05%	1.18%	-11.02%
Return on Average Equity	9.17%	9.96%	-7.93%
Return on Average Equity, Excluding Unrealized Gains/Losses on Available-for-Sale Securities (***)	9.40%	10.67%	-11.90%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,123,707	$1,133,701	-0.88%
Available-for-Sale Securities	362,573	453,288	-20.01%
Loans (Net)	650,294	604,514	7.57%
Allowance for Loan Losses	8,062	7,037	14.57%
Deposits and Repo Sweep Accounts	779,924	706,917	10.33%
Trust Assets Under Management	476,437	401,360	18.71%

SHAREHOLDERS’ VALUE (PER SHARE) (**)
Net Income — Basic	$0.73	$0.80	-8.75%
Net Income — Diluted	$0.72	$0.79	-8.86%
Dividends	$0.48	$0.46	4.35%
Book Value	$15.54	$16.02	-3.00%
Book Value, Excluding Unrealized Gains/Losses on Available-for- sale Securities (***)	$15.55	$14.99	3.74%
Market Value (Last Trade)	$23.62	$31.24	-24.39%
Market Value / Book Value	151.99%	195.01%	-22.06%
Market Value / Book Value, Excluding Unrealized Gains/Losses on Available-for-Sale Securities (***)	151.90%	208.41%	-27.11%
Price Earnings Multiple	16.18	19.53	-17.15%
Dividend Yield	4.06%	2.94%	38.10%

SAFETY AND SOUNDNESS
Tangible Equity / Tangible Assets, Excluding Unrealized Gains/Losses on Available-for- sale Securities	11.19%	11.09%	0.90%
Nonperforming Assets / Total Assets	0.53%	0.70%	-24.29%
Allowance for Loan Losses / Total Loans	1.22%	1.15%	6.09%
Risk Based Capital Ratio	17.58%	18.45%	-4.72%

AVERAGE BALANCES
Average Assets	$1,148,544	$1,130,873	1.56%
Average Assets, Excluding Unrealized Gains/Losses on Available-for-sale Securities	1,143,791	1,117,488	2.35%
Average Equity	131,205	132,409	-0.91%
Average Equity, Excluding Unrealized Gains/Losses on Available-for-sale Securities	128,064	123,575	3.63%

(*)	Net unrealized gains/losses on available-for-sale securities are presented as “Accumulated Other Comprehensive Income” in the annual and quarterly financial statements filed with the Securities and Exchange Commission.

(**)	For purposes of per share calculations, the market value and number of outstanding shares have been retroactively adjusted for the effects of 1% stock dividends issued in January of each year presented.

(***)	Generally accepted accounting principles (“GAAP”) require that available-for-sale securities be reported at fair value, with unrealized gains and losses excluded from earnings and reported separately through shareholders’ equity, net of tax. Management believes there is an inherent mismatch between the income statement and balance sheet related to unrealized gains/losses that may create a material inconsistency in the calculation of earnings-based ratios. Further, the amount of unrealized gains or losses may vary widely from period-to-period, depending on the financial markets as a whole and interest rate movements. Therefore, management has provided these “non-GAAP” ratios because we believe they provide meaningful information for evaluating the Corporation’s financial position and results of operations.